SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
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AAON, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AAON, INC.

Notice of
Annual Meeting
May 25, 2010,
and
Proxy Statement

AAON, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2010

Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc., will be held at 2440 South Yukon, Tulsa, Oklahoma, on Tuesday, May 25, 2010, at 10:00 A.M. (Local Time), for the following purposes:

1.	To elect two Class I Directors, for terms ending in 2013; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2010.

In accordance with new rules approved by the Securities and Exchange Commission, we are providing this notice to our shareholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting.  The new rules allow companies to provide access to proxy materials in one of two ways.  Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our shareholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible Web site.

Our Proxy Statement, including our Annual Report on Form 10-K, is available at our website:  www.aaon.com

We hope that you will be able to attend this meeting, but if you do not plan to do so, please date, sign and return the enclosed Proxy as promptly as possible.

By Order of the Board of Directors

John B. Johnson, Jr.
Secretary
April 15, 2010

AAON, INC.
2425 South Yukon
Tulsa, Oklahoma 74107

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at our Annual Meeting of Stockholders to be held on May 25, 2010, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.  Unless the context otherwise requires, references herein to “AAON”, “we”, “us”, “our” or “ours” refers to AAON, Inc.

Pursuant to provisions of our Bylaws and action of our Board of Directors, the close of business on March 29, 2010, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting.  The stock transfer books will not be closed.

The Directors nominated for election will be approved if, assuming a quorum is present either in person or by proxy, a majority of the shareholders voting, vote in favor of each Director.

Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting in person or by properly executed proxy.  The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, we may adjourn or postpone the meeting.

Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied.  Abstentions are also counted in the total number of votes cast with respect to a proposal and thus have the same effect as a vote against the matter.  Broker non-votes are not counted as votes cast in the tabulation of votes on any matter brought before the Annual Meeting.

Proxies received in advance of the meeting may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of AAON or by personal attendance at the meeting.

We have adopted a procedure approved by the SEC called “householding” pursuant to which shareholders of record who have the same address and last name will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notify us that they wish to receive individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

Shareholders currently receiving multiple copies of our annual report and proxy statement at their household can request householding by contacting our transfer agent at 1-801-277-1400 or writing to Progressive Transfer Company, 1981 East Murray-Holladay Road, Suite 200, Salt Lake City, Utah 84117.  Shareholders now participating in householding who wish to receive a separate document in the future may do so in the same manner.  Those owning shares through a bank, broker or other nominee may request householding by contacting the nominee.

This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as our 2009 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2009), will be first mailed to stockholders approximately April 16, 2010. The Annual Report on Form 10-K can also be found at our website (www.aaon.com).  Copies of exhibits omitted from the enclosed Annual Report on Form 10-K are available without charge upon written request to Kathy I. Sheffield, 2440 S. Yukon, Tulsa, Oklahoma 74107, or may also be obtained at the Securities and Exchange Commission’s website at www.sec.gov.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 29, 2010, (the record date), we had issued a total of 17,138,830 shares of $.004 par value Common Stock, our only class of stock outstanding.  Each share is entitled to one vote on all matters submitted to a vote by stockholders.

The following table sets forth as of March 29, 2010, the aggregate number of our shares of Common Stock owned by each person known by us to be the beneficial owner of more than 5% of our Common Stock:

Name and address of beneficial owner	Number of shares owned	Percent of class

Norman H. Asbjornson 2425 South Yukon Tulsa, Oklahoma 74107	3,454,551 (1)	20.16

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	1,666,092 (2)	9.72

Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	1,559,221 (3)	9.10

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,089,340 (4)	6.36

(1)
Includes 9,000 shares held under stock options that are exercisable currently or within 60 days of the annual meeting, 1,050 shares of restricted stock that will vest within 60 days of the annual meeting, 1,097 shares under AAON’s 401(k) plan and 149,150 shares owned by his foundation.  Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.

(2)
This share ownership information was provided in a Schedule 13G filed February 16, 2010, which discloses that FMR LLC possesses the sole power to dispose or direct the disposition of the reported shares.

(3)
This share ownership information was provided in a Schedule 13G filed January 22, 2010, which discloses that Royce & Associates, LLC possesses the sole voting power and sole dispositive power of the reported shares.

(4)
This share ownership information was provided in a Schedule 13G filed January 29, 2010, which discloses that BlackRock, Inc. possesses the sole voting power and sole dispositive power of the reported shares.

The following table sets forth as of March 29, 2010, the aggregate number of shares of our Common Stock owned of record or beneficially by each current director, nominee for director, each person named in the Summary Compensation Table (herein, “named executive officers”) and all directors, nominees for director and named executive officers as a group:

Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class

Norman H. Asbjornson	3,454,551 (2)	20.16

John B. Johnson, Jr.	22,150 (3)	*

Charles C. Stephenson, Jr.	773,022 (3)	4.51

Jack E. Short	9,850 (4)	*

Paul K. Lackey, Jr.	10,650 (5)	*

A. H. McElroy II	10,650 (5)	*

Jerry R. Levine	65,567 (6)	*

Robert G. Fergus	14,857 (7)	*

Kathy I. Sheffield	62,747 (8)	*

David E. Knebel	60,082 (9)	*

Scott M. Asbjornson	434,763 (10)	2.54

Directors, nominees and named executive officers as a group (11 persons) _____________________________	4,918,889 (11)	28.70
(1)	All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
(2)
Includes 9,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting, 1,050 shares of restricted stock that will vest within 60 days of the annual meeting, 1,097 shares under AAON’s 401(k) plan and 149,150 shares owned by his foundation.

(3)
Includes 9,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,050 shares of restricted stock that will vest within 60 days of the annual meeting.

(4)
Includes 3,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 3,550 shares of restricted stock that will vest within 60 days of the annual meeting.

(5)	Includes 3,550 shares of restricted stock which will vest within 60 days of the annual meeting.
(6)
Includes 1,500 shares held by Mr. Levine’s IRA account, 750 shares held jointly by Mr. Levine and his wife, 1,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 3,200 shares of restricted stock which will vest within 60 days of the annual meeting.

(7)	Includes 419 shares under AAON’s 401(k) plan, and 300 shares of restricted stock that will vest within 60 days of the annual meeting.
(8)
Includes 53,575 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting and 8,271 shares under AAON’s 401(k) plan, and 300 shares of restricted stock that will vest within 60 days of the annual meeting.

(9)
Includes 56,200 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting and 2,981 shares under AAON’s 401(k) plan, and 300 shares of restricted stock that will vest within 60 days of the annual meeting.

(10)
Includes17,200 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting and 10,515 shares under AAON’s 401(k) plan, and 300 shares of restricted stock that will vest within 60 days of the annual meeting.

(11)
Includes 157,975 shares issuable upon the exercise of stock options that are exercisable currently or within 60 days and 18,200 shares of restricted stock that will vest within 60 days of the annual meeting by all directors and named executive officers.

*	Less than 1%.

ELECTION OF DIRECTORS

General

Our Board of Directors is comprised of seven members.  Our Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and III having terms expiring at the Annual Meeting of Stockholders in 2010, 2011 and 2012, respectively.  The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

The names of Paul K. Lackey, Jr. and A. H. McElroy II, the current members of the Class I Directors, whose terms expire at the annual meeting, have been placed in nomination for re-election to the board, and the persons named in the proxy will vote for their election.  Each of Mr. Lackey and Mr. McElroy has consented to being named in this Proxy Statement and to serve if elected.

Charles C. Stephenson, Jr., one of our directors since 1996, informed us in March of 2010 that he intended to resign from the Board of Directors, with such resignation to be effective at the annual meeting of the Board of Directors, which will be held immediately following the 2010 Annual Meeting of the Stockholders.  Mr. Stephenson was re-elected as a Class III director at the 2009 annual meeting, and his term would otherwise expire in 2012.  Upon the recommendation of the other independent members of the Board, all members of the Board of Directors have agreed to fill the pending vacancy by appointing Mr. Joseph E. Cappy, to serve for the remainder of Mr. Stephenson’s unexpired term.  The Board intends to appoint Mr. Cappy at the annual meeting of the Board of Directors immediately following the Annual Meeting of Stockholders.  We have included in this proxy statement biographical information regarding Mr. Cappy, and Mr. Cappy has consented to such information being included.

If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

Nominees:

Class I – Terms Expire in 2013

Name	Age	Current Position
Paul K. Lackey, Jr.	66	Director
A. H. McElroy II	47	Director

Directors Continuing in Office:

Class II – Terms Expire in 2011

Name	Age	Current Position
Jack E. Short	69	Director
Jerry R. Levine	71	Director

Class III -- For Term to Expire in 2012

Name	Age	Current Position
Norman H. Asbjornson	74	President and Director
John B. Johnson, Jr.	76	Secretary and Director

Biographical Information

Set forth below is a description of the background of each of our current directors, a director designee and executive officers.  The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon reelection.

Norman H. Asbjornson has served as President and a director of AAON since 1989 and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders.  Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation ("AAON-Oklahoma"), AAON Coil Products, Inc., ("ACP"), AAON Canada Inc. ("AAON Canada") and AAON Properties Inc. ("AAON Properties"), all our wholly-owned subsidiaries.

John B. Johnson, Jr., has served as Secretary and a director of AAON since 1989, and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders.  Mr. Johnson also serves as the Secretary of AAON-Oklahoma, ACP, AAON Canada and AAON Properties.  Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson & Jones, which serves as our General Counsel.

Charles C. Stephenson, Jr., has served as a director of AAON since 1996, and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders.  From 1987 until January 2006, Mr. Stephenson served as Chairman of the Board of Vintage Petroleum, Inc., a publicly held company engaged in oil and gas production and exploration.  As previously noted, Mr. Stephenson will retire from the Board effective at the annual meeting of the Board to be held immediately following the Annual Meeting of the Stockholders.

Jack E. Short has served as a director of AAON since 2004, and currently serves in the class of directors whose terms will expire at the 2011 annual meeting of stockholders.  He is Chairman of our Audit Committee.  Mr. Short was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) for 29 years and retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma City) of the firm in June 2001.  He serves on the Board of Directors of Waste Services, Inc., a public company which is engaged in the non-toxic waste collection business.

Paul K. Lackey, Jr., was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2010 annual meeting of stockholders.  Between April 2002 and October 2005 Mr. Lackey served as CEO and President of The NORDAM Group, a privately held company in Tulsa, Oklahoma involved in the aerospace industry.  Between October 2005 and December 2008 Mr. Lackey served as the Chairman and CEO of The NORDAM Group.  Since January 2009 Mr. Lackey has served as the Executive Chairman of the Board of The NORAM Group.  Mr. Lackey also serves on the board of directors of Matrix Service Company, a public company involved in the construction and energy services industry.

A. H. McElroy II was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2010 annual meeting of stockholders.  Since 1997 Mr. McElroy has served as President and CEO of McElroy Manufacturing, Inc., a privately held manufacturing concern based in Tulsa, Oklahoma.

Jerry R. Levine was elected as a director of AAON in 2008, and currently serves in the class of directors whose terms will expire at the 2011 annual meeting.   For the last 40 years, Mr. Levine has been a securities analyst.  From 1980 to 1991 Mr. Levine served as a member of the “Emerging Growth Group” of Merrill Lynch Capital Markets, specializing in small and mid-sized companies.  In 1999 Mr. Levine formed JRL Advisors, which firm provides investor relations services.  Mr. Levine, through JRL Advisors, has provided investor and shareholder relations services and advice to the Company since JRL Advisors’ formation.

Joseph E. Cappy will be appointed by the Board of Directors to complete the remaining term of Charles C. Stephenson, Jr., at the annual meeting of the Board immediately following the Annual Meeting of the Stockholders.  Upon his appointment, Mr. Cappy will serve in the class of Directors whose terms expire at the 2012 annual meeting.  From 1997 until 2003 Mr. Cappy served as the CEO and director of DollarThrifty Automotive Group, the stock of which was listed on the New York Stock Exchange.  For the ten years prior to that, Mr. Cappy served as a Vice President of Chrysler Corporation.  Since his retirement from DollarThrifty Automotive Group in 2003, Mr. Cappy has served as Chairman and CEO of Capco, Inc., a family-owned enterprise with various investments in the United States.

Robert G. Fergus, age 69, has served as Vice President of AAON since 1989.  Mr. Fergus also serves as Vice President of AAON-Oklahoma, AAON Canada and AAON Properties.

Kathy I. Sheffield, age 57, became Treasurer of AAON in 1999 and Vice President in 2002.  She also serves as Vice President and Treasurer of AAON-Oklahoma, AAON Canada and AAON Properties and as Treasurer of ACP.  Ms. Sheffield was our Accounting Supervisor from 1989 to 1992, when she became Accounting Manager.

David E. Knebel, age 64, joined AAON in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002 and Vice President, Sales and Technology, in August 2005.  He is responsible for management of AAON’s sales force, parts and service departments, and software development in support of product application and selection.  From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec – New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines.

BOARD AND COMMITTEE MATTERS

Leadership Structure of the Board

The business of AAON is managed under the direction of our Board of Directors (“Board”).  In accordance with our Bylaws, we do not have a “Chairman of the Board”; rather, the President, who is also the chief executive officer, presides at all meetings of the Board and shareholders.  Currently, Norman H. Asbjornson, our President, serves in the capacity of a “Chairman” at each Board meeting.

Mr. Asbjornson is one of the founders of the Company, and a significant stockholder of the Company.  Accordingly, the Board believes that Mr. Asbjornson is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  We do not require the person filling the function of “Chairman of the Board” to be an independent director.

The Board has determined that our current Board structure, having the chief executive officer also serve as the presiding officer at all Board and shareholder meetings, is currently the most appropriate leadership structure for the Company and its shareholders.  This fosters clear accountability, effective decision-making, alignment with corporate strategy, direct oversight of management, full engagement of the independent directors, and continuity of leadership.  As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes that the President is the director best qualified to act in the capacity as “Chairman” of the Board and to lead Board discussions regarding the performance of the Company.

The Board’s Role in Risk Oversight

The Board has ultimate responsibility for oversight of our risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to the Company.  These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks.  Additionally, our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives.  The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies.  In addition, each of our Board committees considers the risks within its areas of responsibility.  For example, the Audit Committee reviews risks related to financial reporting; discusses material violations, if any, of Company ethics and compliance policies brought to its attention; considers the Company’s annual audit risk assessment which identifies internal control risks and drives the internal and external audit plan for the ensuing year; and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. The Compensation Committee reviews compensation and human resource risks.  This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors as necessary.

The Board of Directors met four times during 2009, and each director participated in every meeting, with the exception of Mr. Stephenson, who participated in only one meeting.

Each director serving on the Audit Committee participated in at least 75% of all Audit Committee meetings held last year.  The Compensation Committee did not meet in 2009.  Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed.  Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting us.

A description of the fees paid to the directors and members of the Audit Committee and Compensation Committee can be found under “Executive Compensation – Director Compensation”, herein.

Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107.  The Corporate Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

We encourage our directors to attend AAON’s annual meetings of stockholders and all current Board members attended the 2009 annual meeting.

Committee Structure

The Board has an Audit Committee, currently comprised of Mr. Short, Mr. Lackey and Mr. Levine.  Mr. Short is Chairman of the Audit Committee and has been designated as its "financial expert" as defined by SEC rules.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  Among other things, the Committee is responsible for: selecting and retaining our independent public accountants; preapproving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors our financial reports, the audited financial statements, the auditor's report, the management letter and the quality and adequacy of our internal controls.  All of the members of the Board who have served on the Audit Committee during 2009 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The Audit Committee is governed by a written charter, a copy of which is included as Appendix A to our definitive proxy statement for our 2008 annual meeting.  The “Audit Committee Report” for year 2009 is set forth below.  The Audit Committee met four times during 2009.

The Board also has a Compensation Committee which during 2009 was comprised of Mr. Stephenson and Mr. McElroy.  Mr. Stephenson served as the Chairman of the Compensation Committee in 2009.  Mr. McElroy has been appointed Chairman for 2010.  Both members of the Board who served on the Compensation Committee in 2009 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The Compensation Committee did not meet during 2009.  The responsibilities of the Compensation Committee are set out more fully under “Executive Compensation”, below.  The Compensation Committee is governed by a written charter, a copy of which is included as Appendix A to our definitive proxy statement for our 2007 annual meeting.

At the Board meeting held in March 2010, the Board authorized the formation of a Governance Committee to be chaired by Mr. Lackey.  At this time, no other members have been appointed and no charter for this committee has been drafted.

We do not currently have a nominating committee, but some or all of the functions of a nominating committee may be undertaken by the new Governance Committee.  Our Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.  On the occasions when vacancies have occurred in the Board, the new directors have been unanimously approved by the other directors.

If and when new vacancies occur in the future, the Board will consider director nominees recommended by shareholders, in accordance with our Bylaws.  The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by shareholders.  All director nominees must be recommended for the Board's selection by a majority of its independent directors and approved by a majority of the whole Board.

Because we do not currently have a formal policy, our entire Board determines the selection criteria and qualifications for director nominees as well as director retention.  In general, a candidate must have demonstrated accomplishment in his or her chosen field, character and personal integrity, and the ability to devote sufficient time to carry out the duties of a director. The Board considers whether the candidate is independent under the standards described below under “Director Independence.” In addition, the Board considers all information relevant in their business judgment to the decision of whether to nominate a particular candidate, taking into account the then-current composition of the Board and assessment of the Board’s collective requirements.  These factors may include a candidate’s age, professional and educational background; reputation, industry knowledge and business experience and relevance to the Company and the Board (including the candidate’s understanding of markets, technologies, financial matters and international operations); whether the candidate will complement or contribute to the mix of talents, skills and other characteristics that are needed to maintain the Board’s effectiveness; and the candidate’s ability to fulfill responsibilities as a director and as a member of one or more of our standing Board committees. Although the Board does not have a formal diversity policy for Board membership, it considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board as a whole through diversity in gender, ethnicity, geography and professional experience.

The Board believes that nomination of a candidate should not be based solely on these factors noted above.  When current Board members are considered for nomination for re-election, the Board also takes into consideration their prior Board contributions, performance and meeting attendance records.  The effectiveness of the Board’s skills, expertise and background is also considered as part of each Board annual self-assessment. The Board does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for Board membership.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a complete mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Audit Committee Report

March 10, 2010

To the Board of Directors of AAON, Inc.:

The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  We have reviewed and discussed with management and with the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2009.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee of the Board of Directors

Jack E. Short, Chairman
Paul K. Lackey, Jr.
Jerry R. Levine

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, as well as our other employees and directors.  We undertake to provide any person without charge, upon request, a copy of such code of ethics.  Requests may be directed to AAON, 2425 South Yukon Avenue, Tulsa, Oklahoma 74107, attention Kathy I. Sheffield, or by calling (918) 382-6204.

  Transactions with Related Persons

In 2009, we did not enter into any new related party transactions and we do not have any preexisting related party transactions.

Our Code of Conduct guides the Board of Directors in its actions and deliberations with respect to related party transactions.  Under the Code, conflicts of interest, including any involving the directors or any Named Officers, are prohibited except under any guidelines approved by the Board of Directors.  Only the Board of Directors may waive a provision of the Code of Conduct for a director or a Named Officer, and only then in compliance with all applicable laws and rules and regulations.

Director Independence

The Board has adopted director independence standards that meet and/or exceed listing standards set by NASDAQ.  NASDAQ has set forth six applicable tests and requires that a director who fails any of the tests be deemed not independent.  In 2009 the Board affirmatively determined that Messrs Stephenson, Short, Lackey, McElroy and Levine are independent.  Mr. Asbjornson does not qualify as independent under the standards set forth below. The Board has determined that Mr. Johnson should not be deemed independent, because he is a member of the law firm that serves as General Counsel to the Company.

Our director independence standards are as follows:

It is the policy of the Board of Directors that a majority of the members of the Board consist of directors independent of AAON and our management.  For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with AAON or its affiliates or any member of the senior management of AAON or his or her affiliates.  In making this determination, the Board applies, at a minimum and in addition to any other standards for independence established under applicable statutes and regulations as outlined by the NASDAQ listing standards, the following standards, which it may amend or supplement from time to time:

▪
A director who is, or has been within the last three years, one of our employees, or whose immediate family member is, or has been within the last three years a Named Officer, cannot be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

▪
A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and benefits under a tax-qualified retirement plan, or non-discretionary compensation for prior service (provided such compensation is not contingent in any way on continued service), cannot be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee will not be considered in determining independence under this test.

▪
A director who (A) is, or whose immediate family member is, a current partner of a firm that is our external auditor; (B) is a current employee of such a firm; or (C) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time cannot be deemed independent.

▪
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present Named Officers at the time serves or served on that company’s compensation committee cannot be deemed independent.

▪
A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5% of such other entity’s consolidated gross revenues, other than payments arising solely from investments in AAON’s securities or payments under non-discretionary charitable contribution matching programs, cannot be deemed independent.

For purposes of the independence standards set forth above, the terms:

▪	“affiliate” means any consolidated subsidiary of AAON and any other company or entity that controls, is controlled by or is under common control with AAON;

▪	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

▪
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, death or incapacitation.

The Board undertakes an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director is asked to provide the Board with full information regarding the director’s business and other relationships with us and our affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, AAON and our affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements by us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discusses the material elements of compensation awarded to, earned by or paid to our principal executive and principal financial officers, and our other three most highly compensated executive officers.  These individuals are referred to as the “Named Officers” in this proxy statement.

Our current executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by the principal executive officer, as to the other Named Officers. None of the Named Officers are members of the Compensation Committee.  The Compensation Committee has the direct responsibility and authority to review and approve our goals and objectives relative to the compensation of the Named Officers, and to determine and approve (either as a committee or with the other members of our Board of Directors who qualify as “independent” directors under applicable guidelines adopted by NASDAQ) the compensation levels of the Named Officers.

Our current executive compensation programs are intended to achieve two objectives.  The primary objective is to enhance our profitability, and thus shareholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to our long-term success.  As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, discretionary annual bonuses, perquisites, our contributions to AAON’s 401(k) plan, “profit sharing” payments (made to all employees), discretionary stock options and restricted stock awards.

We believe that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above.  The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base salary	Attract and retain qualified executives Motivate and reward executives performance
Bonus compensation	Motivate and compensate executives’ performance Stay competitive in the marketplace
Profit sharing	Motivate executives and all employees equally
Perquisites and personal benefits	Attract and retain qualified executives
Equity-based compensation – stock options and restricted stock awards	Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests
Retirement benefits – 401(k) and health savings account	Attract and retain qualified executives Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests

As illustrated by the table above, base salary, perquisites and retirement benefits are all primarily intended to attract and retain qualified executives.  These are the elements of our current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as being linked to performance by rewarding and/or motivating executives.  Base salaries are reviewed annually and take into account: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.  In an effort to attract and retain qualified executives, we emphasize the need to provide executives with predictable benefit amounts that reward the executive’s continued service.  Some of the elements are generally paid out on a short-term or current basis, e.g., base salary and perquisites, while retirement benefits are generally paid out on a long-term basis.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and shareholder value, and, therefore, the value of these benefits is based on performance.  Our discretionary annual bonus plan is primarily intended to motivate and reward Named Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance.  Other elements that satisfy the primary objective of executive compensation to enhance profitability and shareholder value are through a mix of short-term or current basis and long-term basis.  Profit sharing, which is divided equally among all employees, provides a short-term cash reward for quarterly profits, while the Long-Term Incentive Plan (“LTIP”) and 401(k) savings and investment plan align performance to profitability and shareholder value over a longer term.  This proper mix of short-term and longer-term elements allows us to achieve dual goals of attracting and retaining executives, while motivating and rewarding executives to enhance profitability and shareholder value.

The Compensation Committee sets fixed-amount base salaries and believes that bonuses and equity compensation should fluctuate with AAON’s success in achieving financial, operating and strategic goals.  The Committee’s philosophy is that we should continue to use long-term compensation to align shareholder and executives’ interests and should allocate a portion of long-term compensation to the entire executive compensation package.

We have, from time to time, at the request and for the benefit of the Compensation Committee, retained an independent third-party executive compensation consulting company (which provides no other services to us) to provide general compensation expertise.  We have previously utilized this consulting firm for a comprehensive analysis of compensation for all executive, engineering, sales, marketing, general and administrative positions.  The consultant generally gathers peer group information and provides the information to the Compensation Committee, which is then used for proper benchmarking of our compensation programs for executives and other employees.  During 2009, we did not utilize an outside firm to consult with us regarding the overall compensation structure of the Company.

Current Executive Compensation Program Elements

Base Salaries

Similar to most companies within the industry, our policy is to pay Named Officers’ base salaries in cash.  A significant portion of the executive compensation package is through base salaries.  Effective June 1, 2008, the Compensation Committee increased salaries for Named Officers by an aggregate of $33,126 resulting in the following individual base salaries:  Norman H. Asbjornson -- $296,417, Robert G. Fergus -- $162,260, Kathy I. Sheffield -- $162,264, David E. Knebel -- $163,155 and Scott M. Asbjornson -- $146,900 for the year ended December 31, 2009.  In approving these executives’ salary increases, the Committee took into account certain factors including, recommendations of the principal executive officer (except for himself), each executives’ individual experience and increased responsibilities and improved performance for the Company

Annual Bonuses

Our policy is to pay any discretionary annual bonuses to Named Officers in cash.  Annual discretionary bonuses provided to the Named Officers are largely based on the recommendation of the principal executive officer.   The Compensation Committee may reduce or increase the size of the payout for each individual Named Officer at its discretion.  Cash bonuses were declared and paid out in December 2009 for all Named Officers except for Norman H. Asbjornson, the principal executive officer.  Cash bonuses are not a significant portion of the executive compensation package.  The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Officer.

In accordance with our profit sharing plan under which 10% of pre-tax profit at each subsidiary is paid to all eligible employees on a quarterly basis, Named Officers receive their proportionate amount of the profit-sharing bonus in cash.  The profit-sharing bonus is solely based on our profit and divided among all employees equally.  The profit sharing is reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer if threshold reporting requirements were met (i.e. generally, if the total value of all perquisites and personal benefits received by the Named Officer not reported under any other column in the table exceed $10,000 in the aggregate).

Perquisites

We provide some Named Officers with certain perquisites and personal benefits, including automobile related expenses.  We utilize certain tax advantages associated with perquisites and personal benefits as a way to provide additional annual compensation that supplements base salaries and bonus opportunities granted to Named Officers.   Perquisites are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer if applicable and if reporting threshold requirements were met.

Equity-Based Compensation

Our policy is that the Named Officers’ long-term compensation should be directly linked to enhancing profitability and value provided to our shareholders.  Accordingly, the Compensation Committee grants equity awards under our LTIP designed to link an increase in shareholder value to compensation; such grants are largely based upon the recommendation of the principal executive officer (except as to himself) based on the Named Officers’ performance in the prior year and his or her expected future contribution to our performance.  For financial statement purposes, stock option and restricted stock award grants are valued using the Black-Scholes Model in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) and are calculated as a part of the executive compensation package for the year based on the amount of requisite service period served.  The “grant date fair value” of the options as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.  Non-qualified stock options and restricted stock awards for Named Officers and other key employees generally vest ratably over 5 years.  The Compensation Committee believes that these awards encourage Named Officers to continue to use their best professional skills and to retain Named Officers for longer terms.

Awards are granted to new key employees on their hire date. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Committee met and proper communication was made to the Named Officer or key employee as defined in the definition of grant date by FASB ASC Topic 718.   Stock option exercise prices are equal to the value of AAON stock on the close of business on the determined grant date.  We have no program or practice to coordinate timing of grants with release of material, nonpublic information.

The aggregate amount of stock compensation expense as determined under FASB ASC Topic 718 for 2009, 2008 and 2007 with respect to outstanding options and restricted stock awards granted to the Named Officers is shown in the “Summary Compensation Table” below.  The grant date fair value of the options and restricted stock awards granted to the Named Officers in 2009, 2008 and 2007 as determined under FASB ASC Topic 718 for purposes of our financial statements is shown in the “Grants of Plan-Based Awards Table” below.  The “Grants of Plan-Based Awards Table” below provides additional detail regarding the options and restricted stock awards granted to Named Officers in 2009, 2008 and 2007, including the vesting and other terms that apply to the options and restricted stock awards.

Retirement Benefits - 401(k) Plan and Health Savings Account

We provide a 401(k) plan for all eligible employees. We provide an employer match of 50% of the employee’s salary deferral up to the first 9% of the employee’s compensation. Prior to January 1, 2007, the Company matched 50% of the employee’s salary deferral up to the first 7% of compensation.  AAON’s contribution is in the form of cash and directs the investment to acquire shares of our common stock.  We believe that our added contribution in AAON stock encourages retention as well as increases value to the employee and shareholder as our performance increases.  We maintain a stock repurchase arrangement by which employee-participants in our 401(k) savings and investment plan are entitled to have shares of AAON stock in their accounts sold to us to provide diversification of their investments.  The amounts contributed by us to each Named Officer under the 401(k) savings and investment plan are based on actual contributions and the base salary of the employee, and are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer, if applicable, and if the threshold reporting requirements were met.  Our employees participate in a high-deductible heath savings plan wherein they open a Health Savings Account.  We provide a 1% match for employee contributions to their Health Savings Account.

Compensation Committee’s Report on Executive Compensation (1)

Among the duties imposed on our Compensation Committee under its charter, is the direct responsibility and authority to review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NASDAQ listing standards), the compensation level of the Chief Executive Officer and the other executive officers.  In 2009, the Compensation Committee has been composed of the two non-employee directors named at the end of this report, each of whom is “independent” as defined by the NASDAQ listing standards.

April 5, 2010

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement.  Based upon this review and discussions, the AAON Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee of the Board of Directors

Charles C. Stephenson, Jr., Chairman
A.H. McElroy II

(1)  SEC filings sometimes “incorporate information by reference.” This means we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading.  Unless we specifically state otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933, as amended, or the Securities Exchange act of 1934, as amended.

Compensation Committee’s Interlocks and Insider Participation

Messrs. Stephenson and McElroy were members of the Compensation Committee during 2009.  No member of the Compensation Committee is or has been a former or current Named Officer of AAON or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our Named Officers identified herein served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity.

Compensation of Named Officers

 The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards Table”, and the description of the material terms of the nonqualified options and restricted stock awards granted in 2009, 2008 and 2007 that follows it, provide information regarding the long-term equity incentives awarded to Named Officers in 2009, 2008 and 2007 that are also reported in the “Summary Compensation Table”. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vesting Table” provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

We did not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, written or unwritten constructive termination or change in control arrangements for any of our Named Officers for the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards(1) ($)*	Option Awards (1) ($)*	All Other Compensation ($)	Total ($)*

Norman H. Asbjornson
President and Board Chairman	2009	296,417	-	20,706	-	41,994 (2)	359,117
	2008	291,667	-	20,399	-	49,684 (2)	361,750
	2007	278,766	-	61,342	-	48,653 (2)	388,761

Robert G. Fergus
Vice President	2009	162,258	6,500	-	-	13,118 (3)	181,876
	2008	159,658	21,000	-	-	13,525 (3)	194,183
	2007	153,512	6,000	31,665	-	13,575 (3)	204,752

Kathy I. Sheffield
Vice President/Treasurer	2009	162,264	10,000	-	31,800	16,422 (4)	220,486
	2008	159,661	24,000	-	21,330	15,281 (4)	220,272
	2007	153,512	9,000	31,665	-	12,622 (4)	206,799

David E. Knebel
Vice President, Sales and Technology	2009	163,155	10,000		31,800	11,824 (5)	216,779
	2008	159,307	24,000	-	86,530	12,698 (5)	282,535
	2007	151,455	9,000	31,665	-	11,074 (5)	203,194

Scott M. Asbjornson
Vice President	2009	146,900	17,818		31,800	12,079 (6)	208,597
AAON Coil Products, Inc	2008	146,900	36,831	-	21,330	9,523 (6)	214,584
	2007	141,194	30,459	31,665	-	10,266 (6)	213,584
_____________________________ *Reflects three-for-two stock split effective August 21, 2007 and/or restated grant date fair value of awards for 2007 and 2008.
(1) See discussion of assumptions made in valuing these awards in the notes to our financial statements.  The values reflect grant date fair value of awards.  Compensation costs are recognized for option and restricted stock awards over their requisite service period.

(2) Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $5,663, $5,663 and $6,546 in 2009, 2008 and 2007, respectively; (iii) director fees in the amount of $19,350, $19,800 and $19,800 in 2009, 2008 and 2007, respectively; and (iv) payment of personal car lease in the amount of $11,750, $18,343 and $17,934 in 2009, 2008 and 2007, respectively.  In 2007, the Company began matching contributions to a Health Savings Account.

(3) Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $6,885, $6,885 and $6,504 in 2009, 2008 and 2007, respectively; and (iii) executive medical insurance.  In 2007, the Company began matching contributions to a Health Savings Account.

(4) Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $7,596, $7,596 and $7,774 in 2009, 2008 and 2007, respectively; and (iii) executive medical insurance.  In 2007, the Company began matching contributions to a Health Savings Account.

(5) Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma and (ii) contributions to our 401(k) plan by AAON in the amount of $6,446, $6,446 and $6,656 in 2009, 2008 and 2007, respectively.  In 2007, the Company began matching contributions to a Health Savings Account.

(6) Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON Coil Products and (ii) contributions to our 401(k) plan by AAON in the amount of $7,611, $7,611 and $7,332 in 2009, 2008 and 2007, respectively.  In 2007, the Company began matching contributions to a Health Savings Account.

We award stock incentives to key employees and the Named Officers either on the initial date of employment or due to performance incentives throughout the year.  The 2009, 2008 and 2007 grants to Named Officers are reported in the table below.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock/Option Awards

Norman H. Asbjornson	5/19/09	1,050			20,706(5)
	5/20/08	1,050			20,339(4)
	8/22/07	2,000			41,140(3)
	5/22/07	1,050 (1)			20,202(1) (2)

Robert G. Fergus	7/12/07	1,500 (1)			31,665(1) (6)

Kathy I. Sheffield	3/9/09		5,000	15.31	31,800(9)
	3/10/08		3,000	16.96	21,330(7)
	7/12/07	1,500 (1)			31,665(1) (6)

David E. Knebel	3/9/09		5,000	15.31	31,800(9)
	10/17/08		10,000	15.35	65,200(8)
	3/10/08		3,000	16.96	21,330(7)
	7/12/07	1,500 (1)			31,665(1) (6)

Scott M. Asbjornson	3/9/09		5,000	15.31	31,800(9)
	3/10/08		3,000	16.96	21,330(7)
	7/12/07	1,500 (1)			31,665(1) (6)

____________________________ (1) All shares and prices have been adjusted to reflect stock splits.

(2) The fair value of these shares is $19.24 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(3) The fair value of these shares is $20.57 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(4) The fair value of these shares is $19.37 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(5) The fair value of these shares is $19.72 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(6) The fair value of these shares is $21.11 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(7) The fair value of these options is $7.11 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(8) The fair value of these options is $6.52 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(9) The fair value of these options is $6.36 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

A discussion of 2009 salaries, bonuses and long-term incentive awards is included in “Executive Compensation.”

Named Officers are not separately entitled to receive dividend equivalent rights with respect to each stock option, however dividends are paid for restricted stock awards (retroactively upon vesting).  Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires on the tenth anniversary of its associated grant date and vests in equal installments over the course of three years for Board members and five years for executives.  Norman H. Asbjornson’s awards vest over a three-year period due to his capacity as a director, excluding his May 22, 2007 restricted stock awards that were granted to him in his capacity of an officer.

The following table presents information regarding outstanding equity awards as of December 31, 2009.  All share numbers and prices have been adjusted to reflect stock splits.

Outstanding Equity Awards at Fiscal Year End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Grant Date	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)
Norman H. Asbjornson	3,000		13.60	5/25/04	5/25/14
	3,000		12.00	5/24/05	5/24/15
	3,000		15.55	5/31/06	5/31/16
				5/22/07	N/A	350 (1)	6,822
				8/22/07	N/A	1,200 (2)	23,388
				5/20/08	N/A	700 (3)	13,643
				5/19/09	N/A	1,050 (4)	20,465

Robert G. Fergus				7/12/07	N/A	900 (5)	17,541

Kathy I. Sheffield	16,875		5.73	3/1/01	3/1/11
	15,000		9.68	2/21/03	2/21/13
	6,000	1,500	10.82	4/6/05	4/6/15
	9,000	6,000	18.43	5/8/06	5/8/16
	600	2,400	16.96	3/10/08	3/10/18
		5,000	15.31	3/9/09	3/9/19
				7/12/07	N/A	900 (5)	17,541

David E. Knebel	10,000		6.65	5/31/01	5/31/11
	22,500		9.68	2/21/03	2/21/13
	6,000	1,500	10.82	4/6/05	4/6/15
	9,000	6,000	18.43	5/8/06	5/8/16
	600	2,400	16.96	3/10/08	3/10/18
	2,000	8,000	15.35	10/17/08	10/17/18
		5,000	15.31	3/9/09	3/9/19
				7/12/07	N/A	900 (5)	17,541

Scott M. Asbjornson	1,500	1,500	10.82	4/6/05	4/6/15
	9,000	6,000	18.43	5/8/06	5/8/16
	600	2,400	16.96	3/10/08	3/10/18
		5,000	15.31	3/9/09	3/9/19
				7/12/07	N/A	900 (5)	17,541
_____________________ (1) The restricted stock awards vest ratably over 3 years and will be fully vested in May 2010.
(2) The restricted stock awards vest ratably over 5 years and will be fully vested on August 22, 2012.
(3) The restricted stock awards vest ratably over 3 years and will be fully vested in May 2011. (4) The restricted stock awards vest ratably over 3 years and will be fully vested in May 2012.
(5) The restricted stock awards vest ratably over 5 years and will be fully vested on July 12, 2012.

The following table presents information regarding the exercise of stock options by Named Officers during 2009.  All shares and prices have been adjusted to reflect stock splits.

Option Exercises and Stock Vesting
Name	Option Awards
	Number of Shares Exercised (#)	Valued Realized on Exercise ($)

Norman H. Asbjornson	-	-

Robert G. Fergus	-	-

Kathy I. Sheffield	-	-

David E. Knebel	20,000	287,251

Scott M. Asbjornson	-	-

The following table sets forth information concerning our equity compensation plans as of December 31, 2009.  All shares and prices have been adjusted to reflect stock splits.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	460,513	14.22	677,238

Equity compensation plans not approved by security holders (2)

Total	460,513	14.22	677,238
________________

(1)	Consists of shares covered by the AAON 1992 Stock Option Plan, as amended, and the 2007 LTIP.
(2)	We do not maintain any equity compensation plans that have not been approved by the stockholders.

Director Compensation

Our directors are paid quarterly fees of $3,750 and attendance fees of $1,200 if present in person at Board meetings or $750 if participating by conference telephone call.  Directors are paid attendance fees of $1,000 per meeting for service on our Audit Committee and $750 per meeting for service on the Compensation Committee (up to a maximum of five meetings per committee per year) and the Chairman of the Audit Committee is paid an additional fee of $1,750 per quarter and the Chairman of the Compensation Committee is paid an additional fee of $750 per quarter. Prior to the adoption of our LTIP in 2007, each director was granted 2,000 shares of non-qualified stock options each year.  In 2007, following the adoption of our LTIP, we adopted a policy of annually granting each of our directors 700 shares of restricted stock (1,050 shares following our 3 for 2 stock split in August 2007).  We made our annual grants of restricted stock awards in May 2009, at which time Messrs. Asbjornson, Johnson, Stephenson, Short, Lackey, McElroy and Levine received restricted stock awards for 1,050 shares of stock, which vest ratably over three years.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(1) ($)		All Other Comp. ($)	Total ($)

John B. Johnson, Jr.	19,800	20,706	(2)	-	40,506

Charles C. Stephenson, Jr.	14,700	20,706	(2)	-	35,406

Jack E. Short	30,800	20,706	(3)	-	51,506

Paul K. Lackey, Jr.	23,800	20,706	(4)	-	44,506

A.H. McElroy II	19,800	20,706	(4)	-	40,506

Jerry R. Levine	23,550	20,706	(5)		44,256
_______________________
(1)  The values reflect grant date fair value of awards at $19.72 per share granted on May 19, 2009.  Compensation costs are recognized over the requisite service period.  See also, the discussion of assumptions made in valuing these awards in the notes to the Company’s financial statements.  All shares and prices were adjusted for stock splits.

(2) As of December 31, 2009, 9,000 shares underlying non-qualified options were outstanding, and 2,100 shares associated with restricted stock awards were outstanding.

(3) As of December 31, 2009, 3,000 shares underlying non-qualified options were outstanding, and 4,600 shares associated with restricted stock awards were outstanding.

(4) As of December 31, 2009, 4,600 shares associated with restricted stock awards were outstanding.  Non-qualified options have not been granted during his term as a Board member.

(5) As of December 31, 2009, 6,750 shares associated with restricted stock awards were outstanding.  Non-qualified options have not been granted during his term as a Board member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 4 furnished to us during our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Grant Thornton LLP (“GT”) as our independent auditors for the fiscal year ending December 31, 2010.  Representatives of GT are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Fees and Independence

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor.  The following services were authorized by the Audit Committee.

Audit Fees.  GT billed us an aggregate of $364,500 and $372,500 for professional services rendered for the audits of our financial statements for the years ended December 31, 2009 and 2008, respectively, and reviews of the related quarterly financial statements.

All Other Fees.  No other fees were billed by GT to us during 2009 or 2008.

The Audit Committee of the Board of Directors has determined that the provision of services by GT described above is compatible with maintaining GT’s independence as our principal accountant.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2011 Annual Meeting and to be included in our Proxy Statement must be received at the our executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than December 16, 2010.

However, a stockholder who otherwise intends to present business at the 2010 Annual Meeting of stockholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our Bylaws.  The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of AAON not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting.  Thus, a notice of a stockholder proposal or nomination for the 2011 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), will be untimely if given before February 19, 2011, or after March 19, 2011.  As to any such proposals, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed between February 19, 2011 and March 19, 2011.  Even if proper notice is received on a timely basis, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.

OTHER MATTERS

Management knows of no business which will be presented at the 2010 Annual Meeting other than to elect the directors for the ensuing year.

The cost of preparing, assembling and mailing all proxy solicitation materials will be paid by us.  It is contemplated that the solicitation will be conducted only by use of the mails.  We will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of our Common Stock registered in the names of such brokers.

By Order of the Board of Directors

Norman H. Asbjornson
President/CEO
April 15, 2010

AAON, Inc.	PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
2425 South Yukon
Tulsa, Oklahoma 74107	The undersigned stockholder of AAON, Inc., a Nevada corporation, hereby constitutes and appoints John B. Johnson, Jr., and Jack E. Short, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at 2440 South Yukon Avenue, Tulsa, Oklahoma, on Tuesday, May 25, 2010, at 10:00 A.M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.

1.           Election of Directors:

FOR Paul K. Lackey, Jr. for a term ending in 2013	[ ]	WITHHOLD AUTHORITY to vote for Paul K. Lackey, Jr.	[ ]

FOR A. H. McElroy II for a term ending in 2013	[ ]	WITHHOLD AUTHORITY to vote for A. H. McElroy II	[ ]

2.           In their discretion, upon any other matters as may properly come before the meeting.

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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR both of management's nominees for directors.

The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated April 15, 2010.

Dated:   __________________________________________, 2010

(Please sign exactly as your name appears at left. When shares are held in the names of two or more persons, all should sign individually. Executors, administrators, trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

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